Exhibit 99.1

UTStarcom Announces Strategic Investment by Beijing E-town International Investment and Development Co., Ltd

- Strategic Additions to the Board of Directors - CEO Succession Plan - Moving Headquarters to Beijing

ALAMEDA, Calif., Feb 01, 2010 /PRNewswire via COMTEX News Network/ — UTStarcom, Inc. (Nasdaq: UTSI) today announced that it has entered into agreements for a strategic relationship with Beijing E-town International Investment and Development Co., Ltd (BEIID), an investment company established by the Beijing Municipality which includes an investment of $48.5 million by BEIID and two unrelated investment funds, Ram Max Group Limited and Shah Capital Management. The three investment parties are advised by Yellowstone Capital. As part of the investment, UTStarcom will issue approximately 22 million shares of common stock at a price of $2.20 per share, with BEIID investing $25 million, Ram Max Group Limited investing $12.5 million and Shah Capital investing $11 million.

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Upon closing of the transaction, Mr. Baichuan Du, a former Deputy Chief Engineer of China’s State Administration of Radio, Film and Television, will join the board of directors of the Company. Mr. Xiaoping Li, Executive Deputy General Manager of BEIID, and Mr. William Wong, a Managing Director at Yellowstone Capital, will also join UTStarcom’s board of directors upon closing of the transaction. Mr. Li and Mr. Wong will replace Mr. Allen Lenzmeier and Mr. Jeff Clarke, who will resign from UTStarcom’s board of directors at that time. The total number of directors on the board will be increased from six to seven in connection with the transaction.

“We are very pleased to announce this relationship with and commitment from the Beijing Development Area and the investment from Ram Max and Shah Capital,” said Peter Blackmore, Chief Executive Officer and President of UTStarcom. “The relationship with Beijing Development Area is consistent with UTStarcom’s growth strategy of focusing on selective IP-based infrastructure products and services in high growth regions of Asia, particularly China. UTStarcom’s growth strategy is in good alignment with the series of guidelines recently issued by China’s State Council to push forward network convergence among telecom, cable television, and internet companies. This relationship will contribute significant financial and strategic value to UTStarcom, including strengthening our relationships and presence in China, and better positioning UTStarcom to achieve profitable growth in the future.”

In connection with the transaction and in furtherance of UTStarcom’s strategic goals in China, Mr. Jack Lu has been appointed the new Chief Executive Officer and President of the Company effective the later date of three months after the closing of the investment or June 30, 2010. From the closing of the transaction until he assumes the CEO position, he will be the Company’s Chief Operations Officer. Mr. Peter Blackmore will retire as CEO and President of UTStarcom upon Mr. Lu’s assumption of the CEO position.

“The UTStarcom team has expended a tremendous amount of effort in refocusing our business strategy, simplifying our business lines, strengthening our balance sheet, rightsizing the company, resolving a number of past legal issues that the Company had faced, and developing a strong relationship with the Beijing Municipal Government entities,” said Thomas Toy, Chairman of the Board of Directors for UTStarcom. “In particular, I would like to thank our CEO, Peter Blackmore, for his dedication to these actions. In addition, I would like to thank Yellowstone Capital for its strategic guidance as we sought to strengthen our relationships in China. We all look forward to working with Jack Lu as CEO and we are confident he will build on the work that Peter has done.”

Mr. Lu most recently served as Co-Chief Operating Officer and General Manager, China at Source Photonics, a leading global opto-electronic component company. Prior to Source Photonics he held numerous positions at Fiberxon, which was sold to MRV Communications Inc. in July 2007, including Chief Executive Officer, Chief Operations Officer and Vice President of Marketing and Sales. Prior to joining Fiberxon in September 2001, Mr. Lu worked for US Business Networks Inc. (MeetChina.com) as Director of Business Strategy Development from March 2000 to May 2001, and China National Technical Import and Export Corporation as Senior Manager from May 1988 to July 1998. Mr. Lu holds a Bachelor of Science degree in Electronic Engineering from Huazhong University of Science and Technology and an M.B.A. from the University of Southern California.

Consistent with its previously announced plans, UTStarcom will move its headquarters to Beijing, China as part of an agreement with Beijing Development Area, which is also related to Beijing Municipality. That agreement will be effective upon closing of the investment. As part of the agreement, UTStarcom will be able to apply to Beijing Development Area for tax incentives and other financial and non-financial assistance to the Company. The Company plans to retain all its operations in Hangzhou and Shenzhen.

The transaction is subject to certain customary closing conditions including receipt of regulatory approval in China. The Company anticipates closing the transaction prior to March 31, 2010.

Yellowstone Capital initiated the investment transaction, advised and coordinated amongst BEIID, Ram Max and Shah Capital in connection with the transaction. BofA Merrill Lynch is acting as financial advisor to UTStarcom. Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as outside counsel to UTStarcom and King & Wood LLP is acting as legal counsel for BEIID.

Conference Call Information

UTStarcom will host a conference call today at 8:00 a.m. EDT/ 5:00 a.m. PDT to discuss details of the strategic investment. Following the prepared remarks, there will be a question and answer session.

The conference call dial-in numbers are: United States and Canada — 877-405-3429; International — 702-928-6906. The conference ID number is 5366-5007.

A replay of the call will be available for 7 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706- 645-9291. The conference ID number is 5366-5007.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. The Company was founded in 1991 and is headquartered in Alameda, California. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward Looking Statements

This release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include those regarding UTStarcom’s future plans and strategies for the telecommunications business and market, the anticipated closing date of the transaction, the ability to complete the transaction considering the various closing conditions, including the conditions related to the regulatory approvals, the planned additions to the board of directors and change to the management team, and the expectations as to the added value and growth opportunities from the strategic relationship with the

Beijing Municipal Government Entities. These statements are based on the current expectations or beliefs of management of UTStarcom and are subject to uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and regulatory factors, (2) failure to receive the required regulatory approvals for the transaction, (3) lack of comprehensive understanding of the new operating environment, (4) failure to retain key employees after moving the headquarters to Beijing, (5) failure to compete successfully in the highly competitive and rapidly changing marketplace, and (6) other factors affecting the transaction and operations of UTStarcom. More detailed information about these factors may be found in filings by UTStarcom, as applicable, with the Securities and Exchange Commission, including the most recent Annual Report on 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. UTStarcom assumes no obligation and does not intend to update these forward-looking statements.

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SOURCE UTStarcom, Inc.

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